Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated October 15, 2024 (which includes an explanatory paragraph relating to DRIVEiT Financial Auto Group and Subsidiary’s ability to continue as a going concern) relating to the financial statements of DRIVEiT Financial Auto Group and its Subsidiary, which is contained in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Macias Gini & O'Connell LLP

Macias Gini O’Connell LLP

Irvine, California

October 15, 2024